EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard STAR Funds
File Number: 811-3919
Registrant CIK Number: 0000736054


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 6

SEC Identifier S000002932(Vanguard Total International Stock Index Fund)
Class 1 SEC Identifier C000008020
Class 2 SEC Identifier C000094037
Class 3 SEC Identifier C000094040
Class 4 SEC Identifier C000094036
Class 5 SEC Identifier C000094039
Class 6 SEC Identifier C000094038


Item 72DD

1. Total Income dividends for which record date passed during the period                                            $1,475,503
2. Dividends for a second class of open-end company shares                                                          $624,633
3. Dividends for a third class of open-end company shares                                                           $118,334
4. Dividends for a fourth class of open-end company shares                                                          $233,606
5. Dividends for a fifth class of open-end company shares						            $463,482
6. Dividends for a sixth class of open-end company shares							    $30,244

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $ .640
        2. Dividends from a second class of open-end company shares                                                 $1.081
        3. Dividends from a third class of open-end company shares                                                  $1.306
	4. Dividends from a fourth class of open-end company shares                                                 $4.406
	5. Dividends from a fifth class of open-end company shares                                                  $4.428
	5. Dividends from a sixth class of open-end company shares                                                  $2.048

Item 74

U)      1. Number of shares outstanding                                                                              2,485,251
        2. Number of shares outstanding for a second class of shares of open-end company shares                      632,955
        3. Number of shares outstanding for a third class of shares of open-end company shares                       124,748
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                      73,754
	5. Number of shares outstanding for a fifth class of shares of open-end company shares                       135,459
	6. Number of shares outstanding for a sixth class of shares of open-end company shares                       21,694

V)      1. Net asset value per share (to the nearest cent)                                                           14.31
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              23.94
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)               28.72
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              95.75
	5. Net asset value per share of a fifth class of open-end company shares (to the nearest cent)               95.77
	6. Net asset value per share of a sixth class of open-end company shares (to the nearest cent)               44.53


Series 7

SEC Identifier S000002925(Vanguard Developed Markets Stock Index Fund)
Class 1 SEC Identifier C000008013
Class 2 SEC Identifier C000105303
Class 3 SEC Identifier C000081540
Class 4 SEC Identifier C000094035


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $73,158
2. Dividends for a second class of open-end company shares                                                         $29,505
3. Dividends for a third class of open-end company shares                                                         $173,504
4. Dividends for a fourth class of open-end company shares                                                         $93,878

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.308
        2. Dividends from a second class of open-end company shares                                                 $0.897
        3. Dividends from a third class of open-end company shares                                                  $0.317
	4. Dividends from a fourth class of open-end company shares                                                 $3.326

Item 74

U)      1. Number of shares outstanding                                                                            162,699
        2. Number of shares outstanding for a second class of shares of open-end company shares                     54,712
        3. Number of shares outstanding for a third class of shares of open-end company shares                     588,063
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                     33,133

V)      1. Net asset value per share (to the nearest cent)                                                            9.49
        2. Net asset value per share of a second class of open-end company shares (to the nearest cent)              27.31
        3. Net asset value per share of a third class of open-end company shares (to the nearest cent)                9.42
	4. Net asset value per share of a fourth class of open-end company shares (to the nearest cent)              98.13
